EXHIBIT 99

EMERGENT BIOSOLUTIONS REPORTS FOURTH QUARTER AND TWELVE MONTHS 2016 FINANCIAL RESULTS; REAFFIRMS 2017 GUIDANCE AND PROVIDES 2020 GOALS

GAITHERSBURG, MD, February 23, 2017—Emergent BioSolutions Inc. (NYSE: EBS) reported financial results for the quarter and twelve months ended December 31, 2016.

2016 FINANCIAL HIGHLIGHTS (1) (2)
	4Q 2016	CY 2016
(in millions)	Combined & Continuing Operations Basis	Combined Basis	Continuing Operations Basis
Total Revenues	$151.7	$510.2	$488.8
Net Income	$32.3	$51.8	$62.5
Adjusted Net Income (3)	$36.6	$73.1	$77.5
EBITDA (3)	$61.3	$111.5	$141.7

(1)
The presentation of Emergent's financial performance using the "Combined Basis" method includes the impact of the operations associated with the Company's former biosciences business which was spun-off into a separate publicly traded company, Aptevo Therapeutics Inc., on August 1, 2016. The presentation of Emergent's financial performance using the "Continuing Operations Basis" method excludes the impact of the operations of Aptevo.

(2)  See "Reconciliation of Statement of Operations" for a reconciliation of the Company's Statement of Operations for the Three and Twelve Months Ended December 31, 2016 on a continuing operations basis to that on a combined basis.

(3)  See "Reconciliation of Net Income to Adjusted Net Income and EBITDA" for a definition of terms and a reconciliation table.

2016 BUSINESS ACCOMPLISHMENTS
•
Signed a follow-on contract with the Centers for Disease Control and Prevention (CDC) to supply approximately 29.4 million doses of BioThrax® (Anthrax Vaccine Adsorbed) to the Strategic National Stockpile (SNS) through September 2021, valued at up to $911 million

•
Signed a five-year contract with the Biomedical Advanced Research and Development Authority (BARDA) for advanced development and procurement of NuThrax™ (anthrax vaccine adsorbed with CPG 7909 adjuvant), the Company's next generation anthrax vaccine candidate, valued at up to $1.6 billion

•	Received a Sole Source Notification issued by BARDA for the procurement of approximately $100 million of BioThrax for delivery into the SNS within 24 months from the date of contract award
•	Achieved U.S. Food and Drug Administration (FDA) licensure for large-scale manufacturing of BioThrax in Building 55
•	Completed the spin-off of Aptevo Therapeutics Inc.

2016 FINANCIAL PERFORMANCE
Note: The following discussion of Emergent's year to date and quarter ended December 31, 2016 unaudited, financial performance is on a Continuing Operations Basis.

(I) Quarter Ended December 31, 2016

Revenues

Product Sales
For Q4 2016, product sales were $87.5 million, a decrease of 30% as compared to 2015. The decrease is principally attributable to lower BioThrax deliveries under the Company's new contract with the CDC, signed in December 2016.

	Three Months Ended December 31,
(in millions)	2016	2015	% Change
Product Sales
BioThrax®	$43.8	$111.9	(61)%
Other	$43.7	$12.5	249%
Total Product Sales	$87.5	$124.4	(30)%

Contract Manufacturing
For Q4 2016, revenue from the Company's contract manufacturing operations was $16.7 million, an increase of 59% as compared to 2015. The increase primarily reflects an increase in fill/finish services at the Company's Camden facility in Baltimore.

Contracts and Grants
For Q4 2016, contracts and grants revenue was $47.5 million, an increase of 91% as compared to 2015. The increase primarily reflects an increase in development funding for the Company's Bayview facility in Baltimore designated as a Center for Innovation in Advanced Development and Manufacturing (CIADM) and plasma collection for the Company's VIGIV® [Vaccinia Immune Globulin Intravenous (Human)] program.

Operating Expenses

Cost of Product Sales and Contract Manufacturing
For Q4 2016, cost of product sales and contract manufacturing was $38.3 million, an increase of 11% as compared to 2015. The increase reflects an increase in the BioThrax cost per dose sold associated with lower production yield in the period in which the doses sold were produced, along with increased costs associated with the increase in Other product sales volume, partially offset by a decrease in BioThrax sales to the CDC.

Research and Development
For Q4 2016, gross research and development (R&D) expenses were $27.1 million, an increase of 7% as compared to 2015.

For Q4 2016, net R&D was fully funded, resulting in a net contribution from funded development programs of $20.4 million, as compared to a net expense of $0.5 million in 2015. Net R&D, which is more representative of the Company's actual out-of-pocket investment in product development, is calculated as gross research and development expenses less contracts and grants revenue.

	Three Months Ended December 31,
(in millions)	2016	2015	% Change
Research and Development Expenses [Gross]	$27.1	$25.3	(7)%
Adjustments:
- Contracts and grants revenue	$47.5	$24.8	91%
Net Research and Development Expenses (Income)	$(20.4)	$0.5	--

Selling, General and Administrative
For Q4 2016, selling, general and administrative expenses were $35.4 million, an increase of 1% as compared to 2015.

Net Income
For Q4 2016, net income was $32.3 million, or $0.67 per diluted share, versus $42.5 million, or $0.90 per diluted share, in 2015.

For Q4 2016 and 2015, net income per diluted share is computed using the "if-converted" method. This method requires net income to be adjusted to add back interest expense and amortization of debt issuance cost, both net of tax, associated with the Company's 2.875% Convertible Senior Notes due 2021. As a result, net income per diluted share for Q4 2016 is adjusted in the amount of $1.1 million, from $32.3 million to $33.4 million, and diluted shares outstanding were 49.6 million. Net income per diluted share for Q4 2015 is adjusted in the amount of $0.9 million, from $42.5 million to $43.4 million, and diluted shares outstanding were 48.1 million.

(II) Twelve Months Ended December 31, 2016

Revenues

Product Sales
For the twelve months of 2016, product sales were $296.3 million, a decrease of 10% as compared to 2015. The decrease is principally attributable to a 19% reduction in BioThrax sales, including reduced deliveries in 4Q 2016 related to the timing of signing the Company's follow-on contract with CDC in December 2016.

	Twelve Months Ended December 31,
(in millions)	2016	2015	% Change
Product Sales
BioThrax®	$237.0	$293.9	(19)%
Other	$59.3	$35.1	69%
Total Product Sales	$296.3	$329.0	(10)%

Contract Manufacturing
For the twelve months of 2016, revenue from contract manufacturing operations was $49.1 million, an increase of 14% as compared to 2015. The increase reflects an increase in fill/finish services from the Company's Camden facility and an increase in bulk manufacturing services from the Company's facility in Winnipeg, partially offset by a decrease in contract manufacturing revenue related to the production of an MVA Ebola vaccine candidate in 2015.

Contracts and Grants
For the twelve months of 2016, contracts and grants revenue was $143.4 million, an increase of 22% as compared to 2015. The increase reflects an increase in development funding for the Company's CIADM program, VIGIV program related to plasma collection, and the NuThrax program related to preparations for a Phase III clinical trial. These increases were offset by lower development funding for the Company's Anthrasil™ [Anthrax Immune Globulin Intravenous (Human)] program related to timing of plasma collection, PreviThrax™ (recombinant protective antigen anthrax vaccine, purified) candidate related to reduced interest by the U.S. government to fund such a program, and Building 55 related to FDA licensure of the facility in August 2016.

Operating Expenses

Cost of Product Sales and Contract Manufacturing
For the twelve months of 2016, cost of product sales and contract manufacturing was $131.3 million, an increase of 22% as compared to 2015. The increase primarily reflects an increase in the BioThrax cost per dose sold associated with lower production yield, along with increased costs associated with the increase in Other product sales volume, partially offset by a decrease in BioThrax sales to the SNS.

Research and Development
For the twelve months of 2016, gross R&D expenses were $108.3 million, a decrease of 9% as compared to 2015. The decrease primarily reflects lower contract service costs.

For the twelve months of 2016, net R&D was fully funded, resulting in a net contribution from funded development programs of $35.1 million, as compared to a net expense of $1.8 million in 2015.

	Twelve Months Ended December 31,
(in millions)	2016	2015	% Change
Research and Development Expenses [Gross]	$108.3	$119.2	(9)%
Adjustments:
- Contracts and grants revenue	$143.4	$117.4	22%
Net Research and Development Expenses (Income)	$(35.1)	$1.8	--

Selling, General and Administrative
For the twelve months of 2016, selling, general and administrative expenses were $143.7 million, an increase of 19% as compared to 2015. This increase includes costs associated with restructuring activities at the Company's Lansing, Michigan site, along with increased professional services to support the Company's strategic growth initiatives and increased information technology investments.

Net Income
For the twelve months of 2016, net income was $62.5 million, or $1.35 per diluted share, versus $107.6 million, or $2.36 per diluted share, in 2015.

Pursuant to the "if-converted" method, net income per diluted share for the twelve months of 2016 is adjusted in the amount of $4.0 million, from $62.5 million to $66.5 million, and diluted shares outstanding were 49.1 million. Net income from continuing operations per diluted share for the twelve months of 2015 is adjusted in the amount of $3.9 million, from $107.6 million to $111.5 million, and diluted shares outstanding were 47.3 million.

2017 FORECAST & OPERATIONAL GOALS
Full Year 2017 Forecast:
•	Total revenue of $500 to $530 million, including BioThrax sales of $265 to $280 million
•	GAAP net income of $60 to $70 million
•	Adjusted net income of $70 to $80 million (3)
•	EBITDA of $135 to $145 million (3)

(3)	See "Reconciliation of Net Income to Adjusted Net Income and EBITDA" for a definition of terms and a reconciliation table.

Revised 1Q 2017 Forecast:
•	Total revenue of $110 to $125 million

2017 Operational Goals:
•	Initiate three Phase I or II clinical studies for EID therapeutics
•	Advance NuThrax development to enable initiating a Phase III study in 2018
•	Initiate two human factor studies for a nerve agent antidote auto-injector
•	Complete an acquisition that generates revenue within 12 months of closing

2020 FINANCIAL & OPERATIONAL GOALS
The Company is targeting the following 2020 financial and operational goals:
•	Total Revenue: $1 billion
•	Revenue Mix: >10% of total revenue from ex-US customers
•	Expense Discipline: Net R&D <15% of net revenue (4); SG&A <25% of total revenue
•	Net Income: 13% of total revenue
•	Product Development Pipeline: Six products in clinical or advanced development (three dual market)

(4) Computed as Total Revenue less Contracts & Grants Revenue.

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME AND EBITDA
This press release contains two financial measures (Adjusted Net Income and EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization)) that are considered "non-GAAP" financial measures under applicable Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles. The Company's definition of these non-GAAP measures may differ from similarly titled measures used by others. Adjusted Net Income adjusts for specified items that can be highly variable or difficult to predict, or reflect the non-cash impact of charges resulting from purchase accounting. EBITDA reflects net income excluding the impact of depreciation, amortization, interest expense and provision for income taxes. The Company views these non-GAAP financial measures as a means to facilitate management's financial and operational decision-making, including evaluation of the Company's historical operating results and comparison to competitors' operating results. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results and the reconciliations to the corresponding GAAP financial measure, may provide a more complete understanding of factors and trends affecting the Company's business.

The determination of the amounts that are excluded from these non-GAAP financial measures are a matter of management judgment and depend upon, among other factors, the nature of the underlying expense or income amounts. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company's reported results of operations, management strongly encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety.

(I)	Reconciliation of Net Income to Adjusted Net Income

COMBINED BASIS
(in millions, except per share value)	Three Months Ended December 31,
	2016	2015	Source
Net Income	$32.3	$33.3	NA
Adjustments:
+ Acquisition-related costs (transaction & integration)	1.0	2.0	SG&A
+ Non-cash amortization charges	1.9	2.7	COGS, SG&A, Other Income
+ Exit and disposal costs	2.6	1.2	SG&A
+ Impact of purchase accounting on inventory step-up	1.1	--	COGS
Tax effect	(2.3)	(2.1)	NA
Total Adjustments	4.3	3.8	NA
Adjusted Net Income Adjusted Net Income per Diluted Share	$36.6 $0.74	$37.1 $0.77	NA

CONTINUING OPERATIONS BASIS
(in millions, except per share value)	Three Months Ended December 31,
	2016	2015	Source
Net Income	$32.3	$42.5	NA
Adjustments:
+ Acquisition-related costs (transaction & integration)	1.0	0.1	SG&A
+ Non-cash amortization charges	1.9	2.2	COGS, SG&A, Other Income
+ Exit and disposal costs	2.6	--	SG&A
+ Impact of purchase accounting on inventory step-up	1.1	--	COGS
Tax effect	(2.3)	(0.8)	NA
Total Adjustments	4.3	1.5	NA
Adjusted Net Income Adjusted Net Income per Diluted Share	$36.6 $0.74	$44.0 $0.91	NA

COMBINED BASIS
(in millions, except per share value)	Twelve Months Ended December 31,
	2016	2015	Source
Net Income	$51.8	$62.9	NA
Adjustments:
+ Spin-off and acquisition-related costs (transaction & integration)	10.4	5.5	SG&A
+ Non-cash amortization charges	9.6	10.8	COGS, SG&A, Other Income
+ Exit and disposal costs	11.7	1.2	SG&A
+ Impact of purchase accounting on inventory step-up	1.1	0.6	COGS
Tax effect	(11.5)	(6.3)	NA
Total Adjustments	21.3	11.8	NA
Adjusted Net Income Adjusted Net Income per Diluted Share	$73.1 $1.48	$74.7 $1.58	NA

CONTINUING OPERATIONS BASIS
(in millions, except per share value)	Twelve Months Ended December 31,
	2016	2015	Source
Net Income From Continuing Operations	$62.5	$91.4	NA
Adjustments:
+ Acquisition-related costs (transaction & integration)	1.7	2.1	SG&A
+ Non-cash amortization charges	8.4	8.9	COGS, SG&A, Other Income
+ Exit and disposal costs	11.7	--	SG&A
+ Impact of purchase accounting on inventory step-up	1.1	0.3	COGS
Tax effect	(8.0)	(4.0)	NA
Total Adjustments	15.0	7.4	NA
Adjusted Net Income From Continuing Operations Adjusted Net Income per Diluted Share	$77.5 $1.57	$98.8 $2.09	NA

(II)	Reconciliation of Net Income to EBITDA

COMBINED BASIS
(in millions, except per share value)	Three Months Ended December 31,
	2016	2015
Net Income	$32.3	$33.3
Adjustments:
+ Depreciation & Amortization	9.7	9.1
+ Provision For Income Taxes	16.8	14.5
+ Total Interest Expense	2.5	1.6
Total Adjustments	29.0	25.2
EBITDA EBITDA per Diluted Share	$61.3 $1.24	$58.5 $1.22

CONTINUING OPERATIONS BASIS
(in millions, except per share value)	Three Months Ended December 31,
	2016	2015
Net Income From Continuing Operations	$32.3	$42.5
Adjustments:
+ Depreciation & Amortization	9.7	8.3
+ Provision For Income Taxes	16.8	20.7
+ Total Interest Expense	2.5	1.6
Total Adjustments	29.0	30.6
EBITDA From Continuing Operations EBITDA per Diluted Share	$61.3 $1.24	$73.1 $1.52

COMBINED BASIS
(in millions, except per share value)	Twelve Months Ended December 31,
	2016	2015
Net Income	$51.8	$62.9
Adjustments:
+ Depreciation & Amortization	36.7	33.8
+ Provision For Income Taxes	15.4	26.9
+ Total Interest Expense	7.6	6.5
Total Adjustments	59.7	67.2
EBITDA EBITDA per Diluted Share	$111.5 $2.26	$130.1 $2.75

CONTINUING OPERATIONS BASIS
(in millions, except per share value)	Twelve Months Ended December 31,
	2016	2015
Net Income From Continuing Operations	$62.5	$91.4
Adjustments:
+ Depreciation & Amortization	34.9	31.2
+ Provision For Income Taxes	36.7	44.3
+ Total Interest Expense	7.6	6.5
Total Adjustments	79.2	82.0
EBITDA From Continuing Operations EBITDA per Diluted Share	$141.7 $2.87	$173.4 $3.67

RECONCILIATION OF STATEMENT OF OPERATIONS
The following table provides a reconciliation of the Company's Statement of Operations for the Twelve Months Ended December 31, 2016 on a continuing operations basis to that on a combined basis, which takes into account the impact of the Aptevo-related discontinued operations.

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Operations

	Year Ended December 31, 2016
	Continuing Operations	Discontinuing Operations	Combined
Revenues:	(Unaudited)
Product sales	$296.3	$21.2	317.5
Contract manufacturing	49.1	-	49.1
Contracts and grants	143.4	0.2	143.6
Total revenues	488.8	21.4	510.2

Operating expenses:
Cost of product sales and contract manufacturing	131.3	11.6	142.9
Research and development	108.3	18.0	126.3
Selling, general and administrative	143.7	23.8	167.5
Income from operations	105.5	(32.0)	73.5

Other income (expense):
Interest income	1.1	-	1.1
Interest expense	(7.6)	-	(7.6)
Other income, net	0.2	-	0.2
Total other expense, net	(6.3)	(0.0)	(6.3)

Income (loss) before provision for (benefit) from income taxes	99.2	(32.0)	67.2
Provision for (benefit from) income taxes	36.7	(21.3)	15.4
Net income	$62.5	$(10.7)	$51.8

CONFERENCE CALL AND WEBCAST INFORMATION
Company management will host a conference call at 5:00 pm (Eastern Time) today, February 23, 2017, to discuss these financial results. This conference call can be accessed live by telephone or through Emergent's website:

Live Teleconference Information: Dial in number: (855) 766-6521 International dial in: (262) 912-6157 Conference ID: 29688886

Live Webcast Information: Visit edge.media-server.com/m/p/qbs3g23i for the live webcast feed.

A replay of the call can be accessed on Emergent's website www.emergentbiosolutions.com under "Investors."

ABOUT EMERGENT BIOSOLUTIONS INC.
Emergent BioSolutions Inc. is a global life sciences company seeking to protect and enhance life by focusing on providing specialty products for civilian and military populations that address accidental, intentional and naturally emerging public health threats. Through our work, we envision protecting and enhancing 50 million lives with our products by 2025. Additional information about the company may be found at emergentbiosolutions.com. Follow us @emergentbiosolu.

SAFE HARBOR STATEMENT
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including, without limitation, our financial guidance, and any other statements containing the words "believes," "expects," "anticipates," "intends," "plans," "targets," "forecasts," "estimates" and similar expressions in conjunction with, among other things, obtaining a BioThrax procurement contract from BARDA under the Sole Source Notification, discussions of the Company's outlook, financial performance or financial condition, growth strategy, product sales, government development or procurement contracts or awards, government appropriations, manufacturing capabilities, product development, Emergency Use Authorization or other regulatory approvals or expenditures and plans to increase our operational efficiencies and cost structure are forward-looking statements. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances.
There are a number of important factors that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements, including our ability to obtain a BioThrax procurement contract from BARDA under the Sole Source Notification; the availability of funding and the exercise of options under our BioThrax and NuThrax contracts; appropriations for the procurement of BioThrax and NuThrax; our ability to secure EUA pre-authorization approval and licensure of NuThrax from the U.S. Food and Drug Administration within the anticipated timeframe, if at all; our ability to achieve our planned operational efficiencies and targeted levels of cost savings; availability of funding for our U.S. government grants and contracts; whether the operational, marketing and strategic benefits of the spin-off of our biosciences business can be achieved and the timing of any such benefits; our ability to identify and acquire or in-license products or late-stage product candidates that satisfy our selection criteria; whether anticipated synergies and benefits from an acquisition or in-license are realized within expected time periods, if at all; our ability to utilize our manufacturing facilities and expand our capabilities; our ability and the ability of our contractors and suppliers to maintain compliance with current good manufacturing practices and other regulatory obligations; the results of regulatory inspections; the outcome of the class action lawsuit filed against us and possible other future material legal proceedings; our ability to meet operating and financial restrictions placed on us and our subsidiaries that are contained in our senior credit facility; the rate and degree of market acceptance and clinical utility of our products; the success of our ongoing and planned development programs; the timing of and our ability to obtain and maintain regulatory approvals for our product candidates; and our commercialization, marketing and manufacturing capabilities and strategy. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement, as well as the risk factors identified in our periodic reports filed with the Securities and Exchange Commission, when evaluating our forward-looking statements.

 ###

Investor Contact Robert Burrows Vice President, Investor Relations (o) 240/631-3280; (m) 240/413-1917 burrowsr@ebsi.com	Media Contact Tracey Schmitt Lintott Senior Vice President, Global Public Affairs (o) 240/631-3281 schmittt@ebsi.com

FINANCIAL STATEMENTS FOLLOW

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31, 2016	December 31, 2015
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$271,513	$308,304
Accounts receivable, net	138,478	113,906
Inventories	74,002	60,887
Income tax receivable, net	9,996	6,573
Prepaid expenses and other current assets	16,229	18,458
Current assets of discontinued operations	-	29,282
Total current assets	510,218	537,410
Property, plant and equipment, net	376,448	327,808
In-process research and development	-	701
Intangible assets, net	33,865	40,758
Goodwill	41,001	41,001
Deferred tax assets, long-term, net	6,096	11,286
Other assets	2,483	2,155
Non-current assets of discontinued operations	-	76,365
Total assets	$970,111	$1,037,484
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$34,649	$37,970
Accrued expenses and other current liabilities	6,368	6,207
Accrued compensation	34,537	31,998
Notes payable	20,000	-
Contingent consideration, current portion	3,266	2,109
Deferred revenue, current portion	7,036	3,979
Current liabilities of discontinued operations	-	17,348
Total current liabilities	105,856	99,611
Contingent consideration, net of current portion	9,919	23,046
Long-term indebtedness	248,094	246,892
Deferred revenue, net of current portion	8,433	3,426
Other liabilities	1,604	1,258
Non-current liabilities of discontinued operations	-	3,234
Total liabilities	373,906	377,467

Stockholders' equity:
Preferred stock, $0.001 par value; 15,000,000 shares authorized, 0 shares issued and outstanding at both December 31, 2016 and December 31, 2015	-	-
Common stock, $0.001 par value; 200,000,000 shares authorized, 40,996,890 shares issued and 40,574,060 shares outstanding at December 31, 2016; 100,000,000 shares authorized, 39,829,408 shares issued and 39,406,578 shares outstanding at December 31, 2015	41	40
Treasury stock, at cost, 422,830 common shares at both December 31, 2016 and 2015	(6,420)	(6,420)
Additional paid-in capital	352,435	317,971
Accumulated other comprehensive loss	(4,331)	(2,713)
Retained earnings	254,480	351,139
Total stockholders' equity	596,205	660,017
Total liabilities and stockholders' equity	$970,111	$1,037,484

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended December 31,
	2016	2015
	(Unaudited)
Revenues:
Product sales	$87,493	$124,407
Contract manufacturing	16,683	10,525
Contracts and grants	47,487	24,853
Total revenues	151,663	159,785

Operating expenses:
Cost of product sales and contract manufacturing	38,259	34,403
Research and development	27,117	25,353
Selling, general and administrative	35,358	34,882
Income from operations	50,929	65,147

Other income (expense):
Interest income	289	113
Interest expense	(2,535)	(1,600)
Other income, net	439	(517)
Total other expense, net	(1,807)	(2,004)

Income from continuing operations before provision for income taxes	49,122	63,143
Provision for income taxes	16,836	20,652
Net income from continuing operations	32,286	42,491
Net income (loss) from discontinued operations	-	(9,144)
Net income	$32,286	$33,347

Net income per share - basic:
Net income from continuing operations	$0.80	$1.09
Net income (loss) from discontinued operations	-	(0.24)
Net income per share - basic	$0.80	$0.85

Net income per share - diluted (1):
Net income from continuing operations	$0.67	$0.90
Net income (loss) from discontinued operations	-	(0.19)
Net income per share - diluted	$0.67	$0.71

Weighted-average number of shares - basic	40,519,002	39,105,197
Weighted-average number of shares - diluted	49,572,655	48,143,431

(1)	See "Net Income from Continuing Operations" for explanation of adjustments to denominator for per diluted share calculation.

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Year Ended December 31,
	2016	2015
	(Unaudited)
Revenues:
Product sales	$296,278	$328,969
Contract manufacturing	49,138	42,968
Contracts and grants	143,366	117,394
Total revenues	488,782	489,331

Operating expenses:
Cost of product sales and contract manufacturing	131,284	107,486
Research and development	108,290	119,186
Selling, general and administrative	143,686	121,145
Income from operations	105,522	141,514

Other income (expense):
Interest income	1,053	572
Interest expense	(7,617)	(6,523)
Other income, net	263	153
Total other expense, net	(6,301)	(5,798)

Income from continuing operations before provision for income taxes	99,221	135,716
Provision for income taxes	36,697	44,300
Net income from continuing operations	62,524	91,416
Net loss from discontinued operations	(10,748)	(28,546)
Net income	$51,776	$62,870

Net income per share - basic:
Net income from continuing operations	$1.56	$2.37
Net loss from discontinued operations	(0.27)	(0.74)
Net income per share - basic	$1.29	$1.63

Net income per share - diluted:
Net income from continuing operations	$1.35	$2.02
Net loss from discontinued operations	(0.22)	(0.61)
Net income per share - diluted (1)	$1.13	$1.41

Weighted-average number of shares - basic	40,184,159	38,595,435
Weighted-average number of shares - diluted	49,335,112	47,255,842

(1)	See "Net Income from Continuing Operations" for explanation of adjustments to denominator for per diluted share calculation.